Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-38310 and 333-91046) of The SCI 401(k) Retirement Savings Plan of our report dated June 24, 2005, with respect to the financial statements and schedules included in this Annual Report on Form 11-K of The SCI 401(k) Retirement Savings Plan for the one day period ended December 31, 2004.

/s/ HARPER & PEARSON COMPANY
Houston, Texas
June 29, 2005